CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference

     o in the Registration Statement (Form S-8 and its post effective amendment on Form S-8/A No. 333-55957) pertaining to the CharterMac (formerly known as "Charter Municipal Mortgage Acceptance Company") Incentive Share Option Plan,
     o  in the Registration Statement (Form S-3 No. 333-54802) of CharterMac,
     o  in the Registration Statement (Form S-3 No. 333-74988) of CharterMac,
     o  in the Registration Statement (Form S-3 No. 333-109078) of CharterMac,
     o  in the Registration Statement (Form S-8 No. 333-110722) of CharterMac,
     o in the Registration Statement (Form S-3/A No. 333-111919) of CharterMac, of our report dated March 15, 2004 appearing in the Annual Report on Form 10-K of CharterMac for the year ended December 31, 2003, and to the reference to us under the heading "Experts"
            o in the Prospectus which is part of the Registration Statement (Form S-8 and its post effective amendment on Form S-8/A No. 333-55957)
            o in the Prospectus which is part of the Registration Statement (Form S-3 No. 333-54802),
            o in the Prospectus which is part of the Registration Statement (Form S-3 No. 333-74988),
            o in the Prospectus which is part of the Registration Statement (Form S-3 No. 109078),
            o in the Prospectus which is part of the Registration Statement (Form S-8 No. 333-110722),
            o and in the Prospectus which is part of the Registration Statement (Form S-3/A No. 333-111919).


/s/ DELOITTE & TOUCHE LLP

New York, New York
June 22, 2004